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                                                                    EXHIBIT 4.10


                                FIRST AMENDMENT
                              TO WARRANT AGREEMENT


         This First Amendment to Warrant Agreement is executed as of this 18th day of July, 1996 by Search Capital Group, Inc., a Delaware corporation (the "Company"), and American Securities Transfer, Inc., as Warrant Agent (the "Warrant Agent").

                                R E C I T A L S:

         WHEREAS, the Company and the Warrant Agent entered into that certain Warrant Agreement dated as of March 27, 1996 (the "Warrant Agreement") relating to the issuance of Warrant Certificates to purchase up to 5,676,178 shares of Common Stock of the Company; and

         WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


         1. The second recital in the Warrant Agreement shall be revised in its entirety to read as follows:

                 "WHEREAS, the Company proposes to issue and deliver additional Warrant Certificates evidencing Warrants to purchase up to 5,000,000 additional shares, subject to adjustment, of its Common Stock;"

         2. The third recital of the Warrant Agreement shall be amended in its entirety to read as follows:

                 "WHEREAS, the aggregate number of shares, subject to adjustment, to be purchased pursuant to this Warrant Agreement shall be up to 10,000,000 shares of Common Stock."

         3.      The following sentence shall be added to the end of Section
9.2 of the Warrant Agreement:

                 "This Section 9.2 shall not apply to any shares of Common Stock that may be issued upon the exercise of any conversion or purchase rights under any options, warrants, rights to purchase or convertible securities if, at the time of the issuance of such options, warrants, rights to purchase or convertible securities, the exercise or
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         conversion price per share thereof was equal to or in excess of the fair market value of a share of Common Stock."

         4. The Warrant Agreement, as amended hereby, shall continue in full force and effect.

         EXECUTED as of the date first above written.

                                        SEARCH CAPITAL GROUP, INC.



                                        By: /s/ JOE B. DORMAN
                                            -----------------------------------
                                        Name: Joe B. Dorman
                                              ---------------------------------
                                        Title: Secretary
                                               --------------------------------


                                        AMERICAN SECURITIES TRANSFER, INC., as
                                        Warrant Agent



                                        By: /s/ FRED BORRIOS, JR.
                                            -----------------------------------
                                        Name: Fred Borrios, Jr.
                                              ---------------------------------
                                        Title: Vice President
                                               --------------------------------


                           CONSENT TO FIRST AMENDMENT

         The undersigned, being the sole holder of all of the outstanding Warrants issued pursuant to the Warrant Agreement, does hereby consent to the amendments effected by the foregoing First Amendment.

         Dated 7/18/96

                                        HALL PHOENIX/INWOOD, LTD.



                                        By: /s/ LARRY LEVEY
                                            -----------------------------------
                                        Name: Larry Levey
                                              ---------------------------------
                                        Title: Senior Vice President
                                               --------------------------------




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